Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Special Cash Dividend and Announces Approval of Merger Agreement

Addison, Texas – September 17, 2025 / Business Wire / – Guaranty Bancshares, Inc. (NYSE: GNTY) (the “Company”), the parent company of Guaranty Bank & Trust, N.A. (the “Bank”), today announced that its Board of Directors has declared a special cash dividend on its common stock in the amount of $2.30 per share of common stock (the “Special Dividend”). The Special Dividend will be paid on September 23, 2025, to shareholders of record as of the close of business on September 19, 2025. The Special Dividend is being paid in connection with the previously announced Plan and Agreement of Merger, dated as of June 24, 2025 (the “Merger Agreement”), by and among the Company, the Bank, Glacier Bancorp, Inc. (“GBCI”) and its wholly owned subsidiary, Glacier Bank, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Company will merge with and into GBCI (the “Merger”), with GBCI surviving the Merger.

The Company’s shareholders approved the Merger Agreement at the special meeting of shareholders of the Company held on September 17, 2025. The Company and GBCI expect the closing of the Merger to occur on October 1, 2025. The closing of the Merger remains subject to satisfaction or waiver of the closing conditions set forth in the Merger Agreement.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. Guaranty Bank & Trust has 33 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of June 30, 2025, Guaranty Bancshares, Inc. had total assets of $3.1 billion, total loans of $2.1 billion and total deposits of $2.7 billion. Visit www.gnty.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “estimate,” “anticipate,” “expect,” “will,” and similar references to future periods. Such forward-looking statements include but are not limited to statements regarding the expected closing of the transaction and its timing and the potential benefits of the business combination transaction involving the Company and GBCI, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts regarding either company or the proposed combination of the companies. These forward-looking statements are subject to risks and uncertainties, many of which are outside of the Company’s control, that may cause actual results or events to differ materially from those projected, including but not limited to the following: risks that the proposed merger transaction will not close when expected or at all because required regulatory, shareholder or other approvals or conditions to closing are delayed or not received or satisfied on a timely basis or at all; risks that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and GBCI operate; uncertainties regarding the ability of Glacier Bank and the Bank to promptly and effectively integrate their businesses, including into Glacier Bank’s existing division structure; changes in business and operational strategies that may occur between signing and closing; uncertainties regarding the reaction to the transaction of the companies’ respective customers, employees, and contractual counterparties; and risks relating to the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this communication. For more information, see the risk factors described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission from time to time.

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Exhibit 99.1

Contact Information:

Shalene Jacobson

Executive Vice President & Chief Financial Officer

Guaranty Bancshares, Inc.

(888) 572-9881

investors@gnty.com